Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Laredo Petroleum, Inc. (“Laredo” or the “Company”), Sabalo Energy, LLC (“Sabalo Energy”), Sabalo Operating, LLC (“Sabalo Operating” and together with Sabalo Energy, “Sabalo”) and Shad Permian, LLC (“Shad”) and has been adjusted to reflect the following:

•	Laredo’s acquisition of substantially all of Sabalo’s key operating assets consisting of wellbore interests (the “Sabalo Acquisition”) for aggregate consideration of approximately $755.4 million, based on the closing price of a share of the Company’s common stock on July 1, 2021 (the acquisition close date), consisting of (i) $542.3 million of cash, net of closing adjustments, (the “Sabalo Adjusted Cash Purchase Price”) and (ii) 2,225,930 unregistered shares of the Company’s common stock (the “Sabalo Equity Consideration”).

•	Laredo’s acquisition of substantially all of Shad’s key operating assets consisting of wellbore interests (the “Shad Acquisition” and, together with the Sabalo Acquisition, the “Acquisitions”) for aggregate consideration of approximately $90.8 million, based on the closing price of a share of the Company’s common stock on July 1, 2021 (the acquisition close date), consisting of (i) $63.9 million of cash, net of closing adjustments, (the “Shad Adjusted Cash Purchase Price”) and (ii) 281,034 unregistered shares of the Company’s common stock (the “Shad Equity Consideration”).

•	Laredo’s sale of 37.5% of its working interest in certain oil and gas properties in Glasscock and Reagan Counties, Texas, to an unrelated third party for aggregate gross proceeds of $405.0 million plus potential cash-flow based earn-out payments over six years (the “Disposition”). The Disposition is effective at closing which occurred on July 1, 2021. Proceeds from the Disposition were used to fund the Acquisitions and related transaction costs.

•

Borrowings of approximately $220.0 million under Laredo’s Senior Secured Credit Facility which were used to fund the Acquisitions and related transaction costs (the “Borrowing”). The Borrowing is reflected in the Laredo historical balance sheet as of June 30, 2021.

Certain of Sabalo’s and Shad’s historical amounts have been reclassified to conform to the financial statement presentation of Laredo. Additionally, adjustments have been made to Sabalo’s and Shad’s historical financial information to remove certain assets and liabilities retained by Sabalo and Shad, respectively. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Acquisitions, Disposition and Borrowing as if they had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 both give effect to the Acquisitions, Disposition and Borrowing as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only to reflect the Acquisitions, Disposition and Borrowing and do not represent what Laredo’s results of operations or financial position would actually have been had the transactions occurred on the dates noted above, or project its results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial information is intended to provide information about the continuing impact of the Acquisitions, Disposition and Borrowing as if they had been consummated earlier. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The following unaudited pro forma condensed combined financial information should be read in conjunction with Laredo’s consolidated financial statements and the related notes thereto, which are included in Laredo’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2021, and Sabalo’s and Shad’s consolidated financial statements and the related notes thereto, which are included elsewhere in this filing.

Laredo Petroleum, Inc.

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(unaudited)

	Historical			Transaction Accounting Adjustments
	Laredo - As Reported	Sabalo - As Reported	Shad - As Reported	Reclassification & Elimination Adjustments		Disposition		Acquisitions & Borrowing		Pro Forma Combined
(in thousands)
Current assets:
Cash and cash equivalents	$193,543	$36,510	$-	$(36,510	)(a)	$393,356	(e)	$(606,126	)(j)	$(37,496)
								(18,269	)(n)
Accounts receivable, net	90,609	36,490	-	(36,490	)(a)	-		-		90,609
Accounts receivable - Sabalo Energy, LLC	-	-	2,836	(2,836	)(a)	-		-		-
Derivatives	-	-	-	-		2,062	(h)	-		2,062
Other current assets	18,665	1,762	173	(144	)(a)	-		-		20,456

Total current assets	302,817	74,762	3,009	(75,980)		395,418		(624,395)		75,631

Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	8,053,975	-	-	881,292	(b)	(2,498,268	)(f)	296,081	(j)	6,415,809
								(317,271	)(k)
Unevaluated properties not being depleted	62,248	-	-	9,308	(b)	-		1,074	(j)	72,205
								(425	)(k)
Less accumulated depletion and impairment	(6,889,399)	-	-	(317,697	)(c)	2,149,809	(f)	317,697	(k)	(4,739,590)

Oil and natural gas properties, net	1,226,824	-	-	572,903		(348,459)		297,156		1,748,424
Midstream service assets, net	109,681	-	-							109,681
Other fixed assets, net	31,548	-	-	1,272	(d)	-		-		32,820

Property and equipment, net	1,368,053	-	-	574,175		(348,459)		297,156		1,890,925
Oil and gas properties - successful efforts method, net	-	500,544	72,359	(572,903	)(b),(c)	-		-		-
Property, plant and equipment, net	-	1,272	-	(1,272	)(d)	-		-		-
Operating lease right-of-use assets	19,231	-	-	-		-		-		19,231
Derivatives	423	-	-	-		31,770	(h)	-		32,193
Other noncurrent assets, net	96,282	-	-	-		-		1,449	(n)	97,731

Total assets	$1,786,806	$576,578	$75,368	$(75,980)		$78,729		$(325,790)		$2,115,711

Current liabilities:
Accounts payable and accrued liabilities	$49,783	$40,829	$-	$(40,829	)(a)	$-		$-		$49,783
Accrued capital expenditures	32,641	-	-	-		-		-		32,641
Accounts payable - Sabalo Energy, LLC	-	-	756	(756	)(a)	-		-		-
Undistributed revenue and royalties	46,285	20,824	-	(16,814	)(a)	-		-		50,295
Derivatives	256,460	29,686	-	(29,686	)(a)	(31,689	)(i)	-		224,771
Operating lease liabilities	15,143	-	-	-		-		-		15,143
Other current liabilities	89,363	987	-	(987	)(a)	-		-		89,363

Total current liabilities	489,675	92,326	756	(89,072)		(31,689)		-		461,996

Long-term debt, net	1,306,112	146,715	-	(146,715	)(a)	-				1,306,112
Derivatives	61,514	756	-	(756	)(a)	(18,537	)(i)	-		42,977
Asset retirement obligations	67,587	7,215	147	-		(14,753	)(f)	(1,163	)(j)	59,033
Operating lease liabilities	6,573	-	-	-		-		-		6,573
Other noncurrent liabilities	9,627	-	-	-		-		-		9,627
Accounts payable - related party	-	31,751	-	(31,751	)(a)	-		-		-

Total liabilities	1,941,088	278,763	903	(268,294)		(64,979)		(1,163)		1,886,318

Stockholders’ equity:
Preferred Stock	-	-	-	-		-		-		-
Common stock	136	-	-	-		-		25	(l)	161
Additional paid-in capital	2,473,709	-	-	-		-		239,942	(l)	2,713,651
Accumulated deficit	(2,628,127)	-	-	-		93,482	(g)	-		(2,484,419)
						50,226	(i)	-
Members' equity	-	297,815	74,465	192,314	(a)	-		(564,594	)(m)	-

Total stockholders’ equity	(154,282)	297,815	74,465	192,314		143,708		(324,627)		229,393

Total liabilities and equity	$1,786,806	$576,578	$75,368	$(75,980)		$78,729		$(325,790)		$2,115,711

Laredo Petroleum, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(unaudited)

	Historical			Transaction Accounting Adjustments
	Laredo - As Reported	Sabalo - As Reported	Shad - As Reported	Elimination Adjustments	Disposition	Acquisitions & Borrowing		Pro Forma Combined
(in thousands)				(a)	(b)
Revenues:
Oil sales	$285,423	$84,606	$14,022	$-	$(62,786)	$-		$321,265
NGL sales	85,172	3,841	691	-	(29,676)	-		60,028
Natural gas sales	64,188	2,139	370	-	(22,681)	-		44,016
Midstream service revenues	2,553	-	-	-	-	-		2,553
Sales of purchased oil	107,265	-	-	-	-	-		107,265
Total revenues	544,601	90,586	15,083	-	(115,143)	-		535,127

Costs and expenses:
Lease operating expenses	38,689	19,619	3,806	-	(11,098)	-		51,016
Production and ad valorem taxes	28,020	4,314	733	-	(8,221)	-		24,846
Transportation and marketing expenses	22,817	-	-	-	-	-		22,817
Midstream service expenses	1,558	-	-	-	-	-		1,558
Costs of purchased oil	114,653	-	-	-	-	-		114,653
Organizational restructuring expenses	9,800	-	-	-	-	-		9,800
General and administrative	34,174	3,149	-	-	-	-		37,323
Transaction expense	1,741	-	-	-	(1,741)	-		-
Depletion, depreciation and amortization	78,085	20,963	4,989	-	(17,081)	21,054	(c)	108,010
Impairment expense	1,613	-	-	-	-	-		1,613
Other operating expenses	2,301	170	4	-	(496)	(29)	(c)	1,950
Total costs and expenses	333,451	48,215	9,532	-	(38,637)	21,025		373,586

Operating income (loss)	211,150	42,371	5,551	-	(76,506)	(21,025)		161,541

Non-operating income (expense):
Provision for uncollectible receivables	-	(28)	-	28	-	-		-
Gain (loss) on derivatives, net	(371,307)	(40,821)	-	-	50,226	-		(361,902)
Interest expense	(51,816)	(3,463)	-	3,463	-	(3,145)	(d)	(54,961)
Loss on disposal of assets, net	(6)	-	-	-	-	-		(6)
Other income, net	1,795	785	-	(785)	-	-		1,795
Total non-operating income (expense), net	(421,334)	(43,527)	-	2,706	50,226	(3,145)		(415,074)
Income (loss) before income taxes	(210,184)	(1,156)	5,551	2,706	(26,280)	(24,170)		(253,533)

Income tax benefit (expense):
Current	-	(127)	(88)	-	-	-		(215)
Deferred	2,084	-	-	-	-	-		2,084
Total income tax benefit	2,084	(127)	(88)	-	-	-		1,869
Net income (loss)	$(208,100)	$(1,283)	$5,463	$2,706	$(26,280)	$(24,170)		$(251,664)

Net income (loss) per common share:
Basic	$(16.92)							$(17.00)
Diluted	$(16.92)							$(17.00)

Weighted average common shares outstanding:
Basic	12,298					2,507	(e)	14,805
Diluted	12,298					2,507	(e)	14,805

Laredo Petroleum, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(unaudited)

	Historical			Transaction Accounting Adjustments
	Laredo - As Reported	Sabalo - As Reported	Shad - As Reported	Elimination Adjustments	Disposition	Acquisitions & Borrowing		Pro Forma Combined
(in thousands)				(a)	(b)
Revenues:
Oil sales	$367,792	$110,063	$24,752	$-	$(119,060)	$-		$383,547
NGL sales	78,246	2,177	644	-	(28,268)	-		52,799
Natural gas sales	50,317	1,013	90	-	(18,679)	-		32,741
Midstream service revenues	8,249	-	-	-	-	-		8,249
Sales of purchased oil	172,588	-	-	-	-	-		172,588
Total revenues	677,192	113,253	25,486	-	(166,007)	-		649,924

Costs and expenses:
Lease operating expenses	82,020	40,110	11,261	-	(23,367)	-		110,024
Production and ad valorem taxes	33,050	5,393	1,231	-	(12,058)	-		27,616
Transportation and marketing expenses	49,927	-	-	-	-	-		49,927
Midstream service expenses	3,762	-	-	-	-	-		3,762
Costs of purchased oil	194,862	-	-	-	-	-		194,862
General and administrative	50,534	5,367	-	-		-		55,901
Organizational restructuring expenses	4,200	-	-	-	-	-		4,200
Depletion, depreciation and amortization	217,101	80,164	19,997	-	(63,569)	508	(c)	254,201
Impairment expense	899,039	425	-	-	(280,771)	(443,079	)(d)	175,614
Other operating expenses	4,430	328	7	-	(957)	(83	)(c)	3,725
Total costs and expenses	1,538,925	131,787	32,496	-	(380,722)	(442,654)		879,832

Gain on sale of oil and natural gas properties	-	-	-	-	93,482	-		93,482
Operating income (loss)	(861,733)	(18,534)	(7,010)	-	308,197	442,654		(136,426)
Non-operating income (expense):
Provision for uncollectible receivables	-	(11)	-	11	-	-		-
Gain on derivatives, net	80,114	20,932	-	-	-	-		101,046
Interest expense	(105,009)	(7,381)	-	7,381	-	(6,325	)(e)	(111,334)
Interest income	-	10	-	(10)	-	-		-
Gain on extinguishment of debt, net	8,989	-	-	-	-	-		8,989
Loss on disposal of assets, net	(963)	(4)	-	4	-	-		(963)
Write-off of debt issuance costs	(1,103)	-	-	-	-	-		(1,103)
Other income, net	1,586	(19)	-	19	-	-		1,586
Total non-operating income (expense), net	(16,386)	13,527	-	7,405	-	(6,325)		(1,779)
Income (loss) before income taxes	(878,119)	(5,007)	(7,010)	7,405	308,197	436,329		(138,205)
Income tax benefit (expense):
Current	-	(2)	(265)	-	-	-		(267)
Deferred	3,946	-	-	-	-	-		3,946
Total income tax benefit (expense)	3,946	(2)	(265)	-	-	-		3,679
Net income (loss)	$(874,173)	$(5,009)	$(7,275)	$7,405	$308,197	$436,329		$(134,526)

Net income (loss) per common share:
Basic	$(74.92)							$(9.49)
Diluted	$(74.92)							$(9.49)

Weighted average common shares outstanding:
Basic	11,668					2,507	(f)	14,175
Diluted	11,668					2,507	(f)	14,175

Laredo Petroleum, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1. Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

Reclassification & Elimination Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2021 to reclassify certain of Sabalo’s and Shad’s historical amounts to conform to the historical presentation of Laredo and to eliminate certain assets and liabilities retained by Sabalo and Shad:

a)	Represents the elimination of certain assets and liabilities retained by Sabalo and Shad.

b)	Represents a reclassification of $700.8 million and $9.3 million from Sabalo’s oil and natural gas properties under the successful efforts method of accounting to evaluated and unevaluated properties under the full cost method of accounting, respectively, and a reclassification of $180.4 million from Shad’s oil and natural gas properties under the successful efforts method of accounting to evaluated properties under the full cost method of accounting.

c)	Represents a reclassification of $209.6 million and $108.1 million from Sabalo’s and Shad’s accumulated depreciation, depletion, amortization and impairment under the successful efforts method of accounting, respectively, to accumulated depletion and impairment under the full cost method of accounting.

d)	Represents a reclassification of Sabalo’s $1.3 million of property, plant and equipment, net to other fixed assets, net.

Disposition

Effective at closing, the operations and cash flows of the 37.5% working interest in certain oil and natural gas properties included in the Disposition will be eliminated from the ongoing operations of the Company. The Company will continue to own a partial working interest in the properties and will operate the properties. The Company expects to record a gain on the Disposition pursuant to the rules governing full cost accounting as the Disposition represents more than 25% of the Company’s pre-acquisition reserves. For the purposes of calculating the gain, total capitalized costs will be allocated between reserves sold and reserves retained.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2021 to reflect the Disposition:

e)	Represents cash proceeds of $405.0 million less transaction costs of $11.6 million related to the Disposition.

f)	Represents the elimination of the carrying value of the disposed assets and the asset retirement obligation attributable to the disposed assets.

g)	Represents a net gain on the Disposition.

h)	Reflects the fair value of contingent consideration that provides the Company with the right to receive up to a maximum of $93.7 million in additional cash contingent consideration for the Disposition if certain cash flow targets related to divested oil and natural gas property operations are met. The contingent consideration is made up of quarterly payments through June 2027 totaling up to $38.7 million and a potential balloon payment of $55.0 million in June 2027. The Company has concluded that the contingent consideration should be accounted for as a derivative instrument, with all gains and losses as a result of changes in the fair value of the contingent consideration derivative recognized in earnings in the period in which the changes occur.

i)	Reflects the elimination of derivative financial instruments that were entered into on behalf of the acquirer in the Disposition and novated to the acquirer subsequent to the Disposition close date, July 1, 2021.

Transaction Accounting Adjustments

The Acquisitions were accounted for as a single transaction because they were entered into at the same time and in contemplation of one another and form a single transaction designed to achieve an overall economic effect. The Acquisitions were accounted for as an asset acquisition as substantially all of the gross assets acquired are concentrated in a group of similar identifiable assets. The consideration paid was allocated to the individual assets acquired and liabilities assumed based on their relative fair values. All transaction costs associated with the Acquisitions were capitalized. The allocation of the estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of July 1, 2021.

Based on the closing price of Laredo’s common stock on July 1, 2021, the value of Laredo’s equity consideration to be transferred to Sabalo and Shad was approximately $213.1 million and $26.9 million, respectively, on such date.

For income tax purposes, the Acquisitions were treated as an asset purchase such that the tax bases in the assets and liabilities reflect the allocated fair value at closing. Therefore, the Company does not anticipate a material tax consequence for deferred income taxes related to the Acquisitions.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2021 to reflect the Acquisitions and Borrowing:

j)	Represents the allocation of the estimated fair value of consideration transferred of $606.1 million of cash, $240.0 million of common stock (based on the closing price of Laredo’s common stock as of July 1, 2021) and $16.8 million of transaction costs to the assets acquired and liabilities assumed in the following allocation adjustments:

•	$606.1 million in cash consideration related to the Acquisitions,

•	$297.2 million increase in Sabalo’s and Shad’s book basis of property, plant and equipment to reflect them at allocated value, and

•	$1.2 million decrease in historical asset retirement obligations to reflect them at fair value.

k)	Reflects the elimination of Sabalo’s and Shad’s historical accumulated depreciation and impairment balances against gross properties and equipment.

l)	Reflects the estimated increase in Laredo’s common stock and additional paid-in capital resulting from the issuance of Laredo shares to Sabalo and Shad.

m)	Reflects the elimination of Sabalo’s and Shad’s historical equity balances.

n)	Reflects $18.2 million for the following estimated fees:

•	$1.4 million comprised of debt issuance costs for underwriting, banking and, legal fees associated with an amendment to the Senior Secured Credit Facility to permit the Acquisitions and the Disposition; and

•	$16.8 million of advisory, legal, and other fees associated with the Acquisitions.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 to reflect the Acquisitions, Disposition and Borrowing:

a)	Represents adjustments to eliminate the effects of assets and liabilities retained by Sabalo and not associated with the oil and natural gas properties acquired.

b)	Represents adjustments to the Company’s historical consolidated statement of operations to remove the effects of the Disposition, gain related to derivatives novated to acquirer subsequent to July 1, 2021 and elimination of the transaction expense of $1.7 million. The transaction costs related to the Disposition were netted against the gain on sale recognized for the year ended December 31, 2021, as further described below.

c)	Reflects adjustment to depreciation, depletion and amortization expense resulting from the change in basis of property, plant and equipment acquired and an increase in accretion of asset retirement obligations.

d)	Reflects interest expense at the current rate of 2.875% as of October 21, 2021 in respect of the Borrowing. Actual interest expense may be higher or lower depending on fluctuations in interest rates and other market conditions. A one-eighth percent increase or decrease in the interest rate would not have had a material impact on interest expense for the six months ended June 30, 2021. Estimated amortization of debt issuance costs related to the Borrowing are not considered material and have not been included.

e)	Reflects 2.5 million shares of Laredo common stock issued to Sabalo and Shad as a portion of the consideration for the Acquisitions.

Laredo has not reflected any estimated tax impact related to the Acquisitions, Disposition or Borrowing in the accompanying unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 because it does not anticipate the impact to be material due to the Company’s net operating loss carryforwards. The Company’s effective tax rate is not meaningful and is expected to remain under 1% due to the full valuation allowance against the Company’s federal and Oklahoma net deferred tax assets.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 to reflect the Acquisitions, Disposition and Borrowing:

a)	Represents adjustments to eliminate the effects of assets and liabilities retained by Sabalo and not associated with the oil and natural gas properties acquired.

b)	Represents adjustments to the Company’s historical consolidated statement of operations to remove the effects of the Disposition and recognize a nonrecurring gain of $93.5 million, net of transaction costs, associated with the Disposition.

c)	Reflects adjustment to depreciation, depletion and amortization expense resulting from the change in basis of property, plant and equipment acquired and an increase in accretion of asset retirement obligations.

d)	Reflects adjustment to impairment expense resulting from the application of the quarterly ceiling test pursuant to the rules governing full cost accounting and due to the change from Sabalo’s and Shad’s historical accounting under successful efforts to conform to Laredo’s presentation under full cost. The quarterly ceiling test takes into account the change in basis of the oil and gas properties acquired and reserves and historical prices determined using SEC guidelines at the time of each historical quarterly ceiling test.

e)	Reflects interest expense at the current rate of 2.875% as of October 21, 2021 in respect of the Borrowing. Actual interest expense may be higher or lower depending on fluctuations in interest rates and other market conditions. A one-eighth percent increase or decrease in the interest rate would not have had a material impact on interest expense for the year ended December 31, 2020. Estimated amortization of debt issuance costs related to the Borrowing are not considered material and have not been included.

f)	Reflects 2.5 million shares of Laredo common stock issued to Sabalo and Shad as a portion of the consideration for the Acquisitions.

Laredo has not reflected any estimated tax impact related to the Acquisitions, Disposition or Borrowing in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 because it does not anticipate the impact to be material due to the Company’s net operating loss carryforwards. The Company’s effective tax rate is not meaningful and is expected to remain under 1% due to the full valuation allowance against the Company’s federal and Oklahoma net deferred tax assets.